EXHIBIT 11.1


                             COMPUTATION OF NET LOSS
                                  PER SHARE (1)

                                                                         THREE MONTHS                       NINE MONTHS
                                                                      ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                                      -------------------                -------------------
                                                                     1997             1996              1997             1996
                                                                  -----------      -----------       -----------      -----------
Primary and Fully Diluted:
Weighted average common shares outstanding for the period . .       8,366,000        8,239,000         8,320,000        8,185,000
                                                                  ------------     ------------      ------------     ------------
                                                                  ------------     ------------      ------------     ------------
Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . .     $(2,835,000)     $(2,538,000)      $(8,810,000)     $(7,192,000)
                                                                  ------------     ------------      ------------     ------------
                                                                  ------------     ------------      ------------     ------------

Net loss per share  . . . . . . . . . . . . . . . . . . . . .       ($0.34)          ($0.31)           ($1.06)          ($0.88)
                                                                    -------          -------           -------          -------
                                                                    -------          -------           -------          -------


(1)  Primary and fully diluted calculations are substantially the same.


                                       19